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                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549


                                 FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


   IRWIN FINANCIAL CORPORATION         IFC CAPITAL TRUST I
    (Exact Name of Registrant       (Exact Name of Registrant
   as Specified in its Charter)   as Specified in its Charter)

                   Indiana                  Delaware
         (State of Incorporation      (State of Incorporation
              or Organization)             or Organization)

                 35-1286807                35-6636128
               (IRS Employer              (IRS Employer
          Identification Number)      Identification Number)

           500 Washington Street       500 Washington Street
          Columbus, Indiana 47201     Columbus, Indiana 47201
           (Address of Principal       (Address of Principal
             Executive Offices)          Executive Offices)

       If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box.
  [ ]

       If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. [ ]

  Securities to be registered pursuant to Section 12(b) of the
  Act:
                                     Name of each exchange
       Title of each class           on which each class
       to be so registered           is to be registered

            None.                    Not applicable.

  Securities to be registered pursuant to Section 12(g) of the
  Act:

                 _____% Cumulative Trust Preferred Securities
                   (and the Guarantee with respect thereto)
                                (Title of Class)

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  Item 1.     Description of Registrant's Securities to be
  Registered

       For a full description of IFC Capital Trust I's   %
  Cumulative Trust Preferred Securities (the "Preferred Securities") and Irwin Financial Corporation's guarantee (the "Guarantee") being registered hereby, reference is made to the information contained under the captions "Description of Preferred Securities," "Description of Subordinated Debentures," and "Description of Guarantee" in the Prospectus that forms part of the Company's Registration Statement (Registration No. 333-18655 and Registration No. 333-18655-01) filed with the Securities and Exchange Commission ("SEC") on December 23, 1996, under the Securities Act of 1933, as amended. The information contained in the foregoing Registration Statement (the "Registration Statement"), and the Prospectus, are incorporated herein by reference. Definitive copies of the Prospectus describing the Preferred Securities will be filed pursuant to Rule 430A or pursuant to an amendment to the Registration Statement under the Securities Act of 1933 and shall be incorporated by reference into this registration statement on Form 8-A.

  Item 2.  Exhibits

           2.1   Certificates of Trust of IFC Capital Trust I.
                 Incorporated by reference to Exhibit 4.3 to the Registration Statement.

          2.2(a) Trust Agreement of IFC Capital Trust I.
                 Incorporated by reference to Exhibit 4.4 to the Registration Statement.

          2.2(b) Form of Amended and Restated Trust Agreement for IFC Capital Trust I. Incorporated by reference to Exhibit 4.5 to the Registration
                 Statement.

         2.3 Form of Preferred Security Certificate for IFC Capital Trust I. Incorporated by reference to Exhibit 4.6 to the Registration Statement (included as an exhibit to Exhibit 4.5 of the Registration Statement).

         2.4     Form of Preferred Securities Guarantee
                 Agreement for IFC Capital Trust I.
                 Incorporated by reference to Exhibit 4.7 to the Registration Statement.

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         2.5     Form of Indenture dated as of January __, 1997,
                 between Irwin Financial Corporation and State Street Bank and Trust Company, as Trustee. Incorporated by reference to Exhibit 4.1 to the Registration Statement.

         2.7 Form of Subordinated Debenture. Incorporated by reference to Exhibit 4.2 to the Registration
                 Statement (included as an exhibit to Exhibit
                 4.1 to the Registration Statement).

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                              SIGNATURES

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized.

  Dated:  January 3, 1997.

  IRWIN FINANCIAL CORPORATION        IFC CAPITAL TRUST I


  By  /s/ Matthew F. Souza           By  /s/ Matthew F. Souza
      Matthew F. Souza,                  Matthew F. Souza,
      General Counsel and                as Trustee
      Secretary
                                         /s/ Marie C. Strack
                                         Marie C. Strack,
                                         as Trustee


                                         /s/ Gregory F. Ehlinger
                                         Gregory F. Ehlinger,
                                         as Trustee